EXHIBIT 4

                       STOCK PLEDGE AND SECURITY AGREEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Stock Pledge Agreement"), dated as of April 10, 2004, is executed by and among Racing Ventures, LLC, a Florida limited liability company, having an address at 5300 N.W. 12 Avenue, Fort Lauderdale, Florida 33309 ("Pledgor"); ALL CAPITAL, LLC, a Nevada limited liability company having an address at 1055 East Tropicana Avenue, Suite 700, Las Vegas, Nevada ("Creditor"); and Craig D. Burr, Esq., an attorney having an address at 4455 South Pecos Road, Suite A, Las Vegas, Nevada 89121 ("Pledge Holder").

                                    RECITALS

      A. Pledgor owns 469,949 shares of the outstanding common stock of Mid State Raceway, inc., a New York corporation (the "Company"). Pledgor also owns warrants to purchase an additional 1,250,000 shares of common stock of the Company.

      B. Pledgor owes Creditor the principal sum of Seven Million Dollars ($7,000,000) (the "Loan"). The Loan represents a purchase money obligation of Pledgor to Creditor under a Securities Purchase Agreement between Lender and Borrower of even date herewith (the "Purchase Agreement"). The Loan is evidenced by two Secured Promissory Notes (the "Notes"), (i) one in the amount of Three Million Dollars ($3,000,000) and (ii) one in the amount of Four Million Dollars ($4,000,000), both dated of even date hereof and executed by Pledgor.

      C. It is a condition precedent to the closing under the Purchase Agreement that Pledgor pledge and assign the Stock and Warrants (as hereinafter defined) to Pledge Holder for the benefit of Creditor as security for the Obligations (as hereinafter defined).

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor, Creditor and Pledge Holder hereby agree as follows:

      1. DEFINITIONS AND INTERPRETATION. When used in this Stock Pledge Agreement, the following terms shall have the following respective meanings:

      "Obligations" shall mean (i) the payment by Pledgor to Creditor of all indebtedness now or hereafter owed to Creditor by Pledgor in connection with two Secured Promissory Notes of even date herewith by Pledgor and other parties, as maker, payable to the order of Creditor, as holder, for the principal sum of $3,000,000 and $4,000,000 (the "Notes"), the Purchase Agreement, this Stock Pledge Agreement and all other documents executed by Pledgor and/or any other makers and/or guarantors of the Notes to evidence or secure any indebtedness or obligations to Creditor in connection with the Loan (all of which documents together with the Notes, the Purchase Agreement and this Pledge Agreement are hereinafter collectively referred to as the "Loan Documents"), whether at stated maturity, by acceleration or otherwise, together with interest thereon, fees, late charges, expenses, indemnification or otherwise, in connection therewith and extensions, modifications and renewals thereof, and (ii) the performance by Pledgor of all other obligations and the discharge of all other liabilities of Pledgor to Creditor and Pledge Holder of every kind and character, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, joint, several and joint and several, created under this Stock Pledge Agreement or the other Loan Documents, as any of the same may be amended or supplemented from time to time, or under any other agreement in connection with the Loan to which Pledgor and Creditor are parties, (iii) any and all sums advanced by Creditor or Pledge Holder in order to preserve the Pledged Securities or preserve the security interest in the Pledged Securities (or the priority thereof) granted hereby, and
(iv) the expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Securities, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities owed by Pledgor to Creditor or Pledge Holder referred to above, or of any exercise by Creditor or Pledge Holder of any of their respective rights hereunder, together with reasonable attorneys' fees and disbursements and court costs.

      "Pledge Holder" shall mean an attorney or law firm duly licensed to practice law in the State of Nevada with offices in the State of Nevada.

      "Pledged Securities" shall have the meaning given to that term in Paragraph 2 hereof.

      "Stock" shall mean the 469,949 shares of common stock of the Company that are being pledged and assigned to Pledge Holder under this Agreement; all shares of common stock of the Company issued upon exercise of the Warrants; and any additional shares of common stock of the Company that Pledgor may pledge and assign to Pledge Holder as agent for the benefit of Creditor under this Stock Pledge Agreement from time to time.

      "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

      "Warrants" shall mean the warrants to purchase 1,250,000 shares of common stock of the Company that are being pledged and assigned to Pledge Holder under this Agreement.

      Unless otherwise defined herein, capitalized terms herein which are defined in the UCC shall have the respective meanings given to those terms in the UCC. To the extent the meanings given herein are inconsistent with those given in the UCC, the meanings given herein shall govern.

      2. PLEDGE. As security for the Obligations, Pledgor hereby pledges and assigns to Pledge Holder, as agent solely of Creditor and for the sole benefit of Creditor, and grants to Pledge Holder and Creditor, for the benefit of Creditor, a security interest in all right, title and interests of Pledgor in and to the Stock and Warrants and all proceeds thereof, including,



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

without limitation, stock dividends, stock splits and other similar distributions thereon, all shares, obligations or securities into which said securities may be changed or which may be issued upon exercise or in lieu thereof and all amounts paid in cash or other property as ordinary or liquidating distributions or dividends or any other securities which hereafter may be pledged hereunder (all of which together with the Stock and Warrants are hereinafter collectively referred to as the "Pledged Securities"). In addition, Pledgor hereby assigns to Creditor, as additional collateral for the obligations and liabilities of the Pledgor to Creditor and Pledge Holder, the rights to appoint or elect directors of the Company and the exclusive option to provide financing to the Company which are more particularly described in Exhibit A attached hereto and hereby incorporated by reference herein.

      3. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Creditor and Pledge Holder that: (a) the execution, delivery and performance by Pledgor of this Stock Pledge Agreement are within the properly exercisable organizational power of Pledgor and have been duly authorized by all necessary actions on the part of Pledgor; (b) this Stock Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity; (c) the execution, delivery and performance of this Stock Pledge Agreement do not (i) violate any requirement of law, regulation or statute, (ii) violate any provision of, or result in the breach or the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any indenture, mortgage, lien, lease, agreement, license, instrument, guaranty, or other document to which Pledgor is a party or by which Pledgor or its property is bound, or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Pledgor (except such liens as may be created pursuant to this Stock Pledge Agreement); (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, The Company) is required in connection with the execution, delivery and performance by the Pledgor of this Stock Pledge Agreement; (e) Pledgor is the beneficial and record owner of the Stock and Warrants and, in the case of after-acquired Pledged Securities, at the time Pledgor acquires rights in the Pledged Securities will be the beneficial and, in the case of capital stock, record owner thereof and no other Person has (or, in the case of after-acquired Pledged Securities, at the time Pledgor acquires rights therein, will have) any right, title, claim or interest (by way of lien or otherwise) in, against or to the Pledged Securities;
(f) all of the Pledged Securities which are shares of capital stock are and such future Pledged Securities will be validly issued, fully paid and nonassessable securities of the Company; (g) upon transfer to Pledge Holder of all certificates representing the Stock and Warrants, Creditor will have a first priority perfected security interest in the Stock and Warrants; (h) in the case of all after-acquired Pledged Securities, at the time Pledgor acquires rights therein, Creditor will have a first priority perfected security interest in all such other Pledged Securities; and (i) Pledgor's principal place of business is the address of Pledgor stated at the outset of this Agreement.



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

      4. COVENANTS. Pledgor hereby agrees: (a) to perform all acts requested by Pledge Holder or Creditor that are necessary to maintain, preserve, protect and perfect the Pledged Securities, the lien granted to Pledge Holder hereunder and the first priority of such lien; (b) promptly deliver to Pledge Holder all originals of certificates and other documents, instruments and agreements evidencing the Pledged Securities which are now held or hereafter received by Pledgor, together with such blank stock powers executed by Pledgor as Pledge Holder or Creditor may request from time to time; (c) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other documents, instruments and agreements and take other actions deemed necessary, as Pledge Holder or Creditor may request, to perfect, maintain and protect the lien on the Pledged Securities hereunder and the priority thereof;
(d) not to vote to enable, or take any other action to permit, the Company to take any action that would result in a default by Pledgor under this Agreement;
(e) to pay, and to save Pledge Holder and Creditor harmless from, any and all liabilities with respect to, or resulting from any delay by Pledgor in paying, any and all stamps, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Pledged Securities or in connection with any of the transactions contemplated by this Stock Pledge Agreement; (f) not to, without the written consent of the Creditor, sell, dispose of, transfer (directly or indirectly) or further encumber or covenant to sell, dispose of, transfer (directly or indirectly) or further encumber the Pledged Securities; (g) to defend Creditor and Pledge Holder against the claims of all persons claiming any right or interest in the Pledged Securities; (h) to keep the Pledged Securities free from all security interests and other encumbrances except for the security interest granted hereby; (i) not to assign, sell, transfer, deliver or otherwise dispose of the Pledged Securities or any right or interest therein or thereunder or attempt to do so, so long as the Pledged Securities are held by the Pledge Holder hereunder; (j) to notify Creditor and Pledge Holder promptly in writing of any change in Pledgor's address, specified above; (k) to do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company; (l) not to permit the Company to sell, lease, transfer or otherwise dispose of any portion of its assets except worn items of tangible personal property; (m) to replace any assets or property of the Company that are sold, leased, transferred or otherwise disposed of with new property or new assets of equal or greater value and utility; (n) not to permit the Company to subject any of its assets to any mortgage, deed of trust, security agreement, security interest or other lien or encumbrance; (o) to cause the Company to pay and perform all of its obligations to creditors and to third parties as and when due; (p) not to permit the Company to loan any sums or to guarantee or otherwise pledge any of its assets or credit as security for any obligations of Pledgor or any third party; (p) not to permit the Company to incur any indebtedness, obligations or liabilities except normal "trade" debt in the ordinary course of its business to the extent required for the continued operation of its business;
(q) not to permit the Company to incur any indebtedness, obligations or liabilities for borrowed money or on account of any credit with the exception of credit extended in the normal course of business; (r) not to permit the Company to incur any indebtedness, obligations or liabilities except for purposes directly related and necessary for the operation of its business; (s) not to permit the Corporation to enter into



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

any new business or new line of business (excluding video lottery terminal gaming), or to enter into business at any new location without the prior written consent of Creditor, which consent may be withheld in the sole and absolute discretion of Creditor; (t) not to permit the Company to enter into any contracts, agreements or transactions on terms that are not fair and reasonable to the Company or on terms that are less favorable to the Company than the terms that would be arranged in arms-length dealings between parties having equal bargaining power; (u) not to permit the Company to enter into any agreement, contract or obligation with the Pledgor, any present or former officer, director, employee or affiliate of the Pledgor, any spouse or relative within the third degree of consanguinity of Pledgor or any such officer, director, employee or affiliate of any such spouse or relative that is not terminable without notice or penalty by the Boards of Directors of the Company; (v) not to permit the Corporation to issue any additional shares of capital stock or other securities, or to issue or enter into any agreement or contract relating to the issuance of any warrants, options or other agreements of any nature relating to the issuance by the Company of any shares of capital stock or other securities;
(w) to cause the Company to pay all taxes and other charges due or payable to federal, state and local taxing authorities, including, without limitation, those due in respect of its properties, assets, income, franchises, licenses, sales and payrolls; (x) to execute any and all instruments and do any and all acts reasonably necessary to effectuate the terms and conditions of this Agreement; and (y) to pay Pledge Holder's reasonable fees, including attorney's fees, for acting as Pledge Holder hereunder. In addition, Pledgor shall pay Pledge Holder reasonable compensation for any unusual or extraordinary services required on the part of Pledge Holder in connection with this Agreement or the Pledged Securities. As used herein, the term "affiliate" means an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever that directly or indirectly controls, is controlled by or is under common control with (through ownership or otherwise) Pledgor, the Company, any officer, director or employee of Pledgor or the Company, any record or beneficial owner of five (5%) percent or more of the outstanding equity securities of the Pledgor or Company, and any spouse or relative of any of the aforementioned persons. As used herein, the term "relative" means a relative within the third degree of consanguinity of a designated person.

      5. DIVIDENDS AND VOTING RIGHTS. (a) Before and after default, Pledge Holder shall be entitled to receive all dividends and distributions on or relating to the Pledged Securities, including, without limitation, all amounts paid in cash or other property as ordinary or liquidating dividends or distributions on account of the Pledged Securities and all stock dividends. All dividends and distributions received by Pledge Holder in accordance herewith shall become subject to all of the provisions hereof.

      (b) So long as no Event of Default hereunder has occurred and is continuing and so long as the vote to be cast and/or corporate right to be exercised and/or other action to be taken would not, in the sole and absolute discretion of Creditor, (i) impair the value of the Pledged Securities, (ii) impair the liquidity, net worth or liquidation value of the Company, or (iii) directly or indirectly decrease the proportion of the total voting shares or equity ownership of the Company represented by the Pledged Securities, then Pledgor shall be entitled to exercise any and all voting powers relating or


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
pertaining to the Pledged Securities or any part thereof.

      (c) Pledgor shall notify the Company to pay all dividends and other distributions to Pledge Holder until further notice from Creditor or Pledge Holder. Provided, however, that upon demand and presentation of supporting documentation from Pledgor, Pledge Holder shall remit to Pledgor sufficient funds from any dividend or other distribution to permit Pledgor to pay reasonably anticipated Federal Income Tax thereon. Pledge Holder shall remit such funds to Pledgor on or before March 15 in the year reasonably anticipated Federal Income Tax is due.

      (d) In addition, Pledgor shall execute and deliver to the Company any additional documents reasonably requested or required by the Company or Creditor to assure that all payments and distributions are paid or made by the Company directly to the Pledge Holder. Pledgor shall, upon request of Creditor, execute and deliver from time to time one or more irrevocable proxies in favor of Creditor for the Stock and any other Pledged Securities designated by Creditor from time to time, consistent with this Agreement, all in form and substance reasonably satisfactory to Creditor.

      (e) All cash dividends and other cash distributions received by Pledge Holder from the Company shall be deposited by the Pledge Holder in an interest bearing account or in short term direct obligations of, or that are unconditionally guaranteed by, the United States of America, including obligations of any Federal agencies but only if unconditionally guaranteed by the United States of America. All interest earned on such dividends and other cash distributions shall be added to and treated as part of the Pledged Securities.

      6. DEFAULT AND REMEDIES.

      (a) EVENT OF DEFAULT. The occurrence (whether as a result of acts or omissions by Pledgor, the Company or any other Person) of a default by Pledgor under any of the Loan Documents and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an "Event of Default" hereunder.

      (b) VOTING RIGHTS. Upon the occurrence and during the continuance of any Event of Default hereunder, Pledge Holder may, upon notice to Pledgor, register all of Pledged Securities in the name of Pledge Holder or his nominee, for the benefit of Creditor, and Pledge Holder or his nominee may thereafter exercise
(i) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders the Company or otherwise and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by Pledgor or Pledge Holder of any right, privilege or option pertaining to the Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any



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

committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Pledge Holder shall have no duty to Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

      (c) ADDITIONAL REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Pledge Holder and Creditor may exercise, in addition to all other rights and remedies granted in this Stock Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, any and all rights and remedies at law, including, without limitation, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Pledge Holder may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon Pledgor, The Company or any other Person (except notice of time and place of sale and any other notice required by law and any notice referred to below) forthwith collect, receive, appropriate and realize upon the Pledged Securities, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Securities or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Pledge Holder or elsewhere upon such terms and conditions as he may deem advisable and at such prices as he may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Pledgor agrees that any private sales of the Pledged Securities may be made from time to time on such terms and conditions and subject to such restrictions as Creditor or its counsel deems necessary or desirable to exempt such sale from any registration and/or prospectus delivery requirement of any federal or state securities laws, rules or regulations that might otherwise apply to an offer or sale of all or any part of the Pledged Securities, including, without limitation, drastically limiting the number of offerees and purchasers, limiting offerees and prospective purchasers to "accredited investors," requiring "investment letters" from purchasers, legending any stock certificates with an appropriate restrictive legend limiting their transferability as restricted securities, and placement of appropriate stop transfer instructions with the appropriate transfer agent. Pledgor agrees that all of the terms, conditions and restrictions referred to above and any additional terms, conditions or restrictions that Lender or its counsel deem necessary or desirable to assure that any "private placements" of the Pledged Securities or any part thereof (i.e., offers and sales without registration or delivery of a prospectus) are made in compliance with all applicable securities laws, rules and regulations, are and will be commercially reasonable. Any sale, as provided for herein, of Pledged Securities by Creditor or Pledge Holder may be adjourned from time to time by announcement at the time and place appointed for any such sale, and such sale may be made at the time and place to which the same shall be so adjourned unless otherwise provided by law. Creditor shall have the right upon any such public sale or sales, and to the extent permitted by law, upon any such private sale or sales, to have the Obligations credited toward any bid or bids designated by the Creditor and to purchase the whole or any part of the Pledged Securities so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived and released. Pledge Holder shall apply any proceeds from time to time held by him and the net proceeds



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

of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred by Pledge Holder or Creditor in respect thereof or incidental to the care or safekeeping of any of the Pledged Securities or in any way relating to the Pledged Securities or the rights of Pledge Holder hereunder, including, without limitation, attorneys' fees and disbursements of counsel of Creditor and/or Pledge Holder, to the payment in whole or in part of the Obligations, in such order as Creditor may specify, and only after such application and after the payment by Pledge Holder of any other amount required by any provision of law, need Pledge Holder account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Pledge Holder and Creditor arising out of the exercise of any rights hereunder except as may arise solely from Pledge Holder's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Pledged Securities shall be required by law, such notice shall be deemed reasonable and proper if given at least seven (7) business days before such sale or other disposition.

      7. AUTHORIZED ACTIONS. Pledgor acknowledges that the Obligations hereunder may be supplemented, augmented and otherwise increased as a result of changes in the underlying obligations of Pledgor or other parties under the Loan Documents. In that regard, Pledgor authorizes Creditor and/or Pledge Holder, in their discretion, without notice to Pledgor, irrespective of any change in the financial condition of Pledgor, the Company or any other Person, and without affecting or impairing in any way the liability of Pledgor hereunder, from time to time to (a) take and hold additional security for the payment or performance of the Obligations and exchange, enforce, waive or release any such additional security; (b) apply such additional security and direct the order or manner of sale thereof; (c) purchase such additional security at public or private sale;
(d) upon the occurrence and during the continuance of an Event of Default, make any payments and do any other acts Pledge Holder shall deem necessary to protect the Creditor's security interest in the Pledged Securities, including, without limitation, pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Pledge Holder or Creditor appears to be prior to or superior to the security interest granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interest in and/or the value of the Pledged Securities, and in exercising any such powers or authority, pay all expenses incurred in connection therewith, including reasonable attorneys' fees, and Pledgor hereby agrees it shall be bound by any such payment made or act taken by Pledge Holder or Creditor hereunder and shall reimburse Pledge Holder and/or Creditor for all payments made and expenses incurred, which amounts shall be secured under this Stock Pledge Agreement; provided, however, that Pledge Holder and Creditor shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts; (e) otherwise exercise any right or remedy either of them may have against Pledgor, the Company or any guarantor of the Obligations or any part thereof or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and (g) assign the Obligations or this Stock Pledge Agreement in whole or in part.



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

      8. WAIVERS. Pledgor waives (a) any right to require Pledge Holder or Creditor to (i) proceed against the Company or any other Person, (ii) proceed against or exhaust any security received from Pledgor or any other Person or
(iii) pursue any other remedy in Creditor's or Pledge Holder's power whatsoever;
(b) any defense resulting from the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Pledgor against any other Person or any security, whether resulting from an election by Creditor or Pledge Holder to foreclose upon security by nonjudicial sale, or otherwise; (c) any setoff or counterclaim of the Company or any other Person or any defense which results from any disability or other defense of the Company or any other Person or the cessation or stay of enforcement from any cause whatsoever of the liability of any other Person; (d) any right to exoneration of sureties which would otherwise be applicable; (e) except as otherwise prohibited by applicable law, any right of subrogation or reimbursement and any right of contribution, and right to enforce any remedy which Pledge Holder or Creditor now has or may hereafter have against the Company or any other Person, and any benefit of, and any right to participate in, any security now or hereafter received by Creditor or Pledge Holder until the Obligations have been paid in full; (f) all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, and notices of acceptance of the Stock Pledge Agreement and of the existence, creation or incurrence of new or additional Obligations; (g) the benefit of any statute of limitations (to the extent permitted by law) and
(h) any right to be informed by Pledge Holder of the financial condition of any Person or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Pledgor has the ability and assumes the responsibility for keeping informed of the financial condition of the Company and all other Persons primarily or secondarily liable for payment or performance of the Obligations or any part thereof and of other circumstances affecting such nonpayment and nonperformance risks.

      9. LIMITATIONS ON DUTIES AND RESPONSIBILITIES. Pledge Holder's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Securities in his possession, under the UCC or otherwise, shall be to deal with the Pledged Securities in the same manner as a prudent person in the reasonable administration of his affairs, and no additional duties shall be inferred or implied hereby. Neither Pledge Holder nor any of his employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Securities or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Securities upon the request of Pledgor or otherwise. Pledge Holder shall not be responsible for the genuineness of any certificate or signature and may rely conclusively upon and shall be protected when acting upon any notice, affidavit, request, consent, instruction, check or other instrument believed by him in good faith to be genuine or to be signed or presented by the proper person or duly authorized, or properly made. No amendment or modification of this Agreement or waiver of its terms shall affect the right and duties of the Pledge Holder unless his written consent thereto shall have been obtained. Pledge Holder shall not be required to institute or defend any action involving any matters referred to herein or which affects him or his duties or liabilities hereunder unless or until requested to do so by any party to this Agreement and then only upon receiving full indemnity, in character satisfactory to Pledge Holder, against any and all claims,



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

liabilities and expenses in relation thereto. In the event of any dispute among the parties hereto with respect to the Pledge Holder or his duties, (i) Pledge Holder may refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of legal counsel selected by him and shall be fully protected in so refraining from acting upon the advice of such counsel, or (ii) Pledge Holder may refrain from acting until required to do so by an order of an arbitration panel or court of competent jurisdiction.

      10. TERMINATION. (a) Upon the satisfaction of all obligations, Seller shall give prompt notice to the Pledge Holder and this Stock Pledge Agreement shall terminate. (b) Pledge Holder shall promptly thereafter, at Pledgor's expense, deliver the Stock certificates held by him hereunder to Pledgor and Creditor, and shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination; provided, however, that upon demand by Purchaser and proof of payment, Seller shall reimburse Purchaser for one-half of the reasonable cost of preparation of documents evidencing such termination up to the maximum of One Thousand ($1000) Dollars.

      11. POWER OF ATTORNEY. Pledgor hereby appoints and constitutes Pledge Holder as Pledgor's attorney-in-fact for purposes of (a) collecting any Pledged Securities, (b) conveying any item of Pledged Securities to any purchaser thereof, and (c) making any payments or taking any acts under Paragraph 7 hereof. Pledge Holder's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for Pledge Holder's own account, any checks or instruments in the name of Pledge Holder, to execute a receipt for any document, to transfer title to any item of Pledged Securities, and to take any other actions necessary or incident to the powers granted to Pledge Holder in this Stock Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by Pledgor.

      12. MISCELLANEOUS.

      (a) NOTICES. Any notice to a party required or permitted hereunder shall be given in writing. The notice shall be deemed to have been given at the following times: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the first business day after transmission and receipt if transmitted by electronic facsimile; (c) on the first business day after deposit if deposited with and accepted by an overnight express courier service for delivery the next business day; or (d) on the fourth business day after mailing if mailed to the party to whom notice is to be given by first class mail, postage prepaid, addressed to the party as follows:

                  To Creditor:            All Capital, LLC
                                          1055 East Tropicana Avenue, Suite 700
                                          Las Vegas, Nevada 89119
                                          Attention: Ms.  Priscilla Garvin
                                          Fax: (702) 434-1644

                  With copy to:
                                          Martin J. Gersten, Esq.
                                          Freedman & Gersten LLP
                                          90 Birch Hill Road
                                          Newtown, CT 06470
                                          Fax: 203-364-0292

                  To:  Pledgor:           Racing Ventures, LLC
                                          5300 N.W. 12 Avenue, Suite 1
                                          Fort Lauderdale, Florida 33309
                                          Fax: 954-776-8578

                  With copy to:           William P. Jacobson, Esq.
                                          105 South Narcissus Avenue, Suite 200
                                          West Palm Beach, FL 33401
                                          Fax: 561-833-3511

                  To Pledge Holder:       Craig D.  Burr, Esq.
                                          4455 South Pecos Road, Suite A
                                          Las Vegas, Nevada 89121
                                          Fax 702-451-1853

      (b) NONWAIVER. No failure or delay on Creditor's or Pledge Holder's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

      (c) AMENDMENTS AND WAIVERS. This Stock Pledge Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the party or parties against which enforcement thereof is sought. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

      (d) ASSIGNMENT. This Stock Pledge Agreement shall be binding upon and inure to the benefit of Creditor, Pledge Holder and Pledgor and their respective heirs, personal representatives, successors and assigns; provided, however, that Pledgor may not assign its rights or delegate its duties hereunder without the prior written consent of Creditor.

      (e) CUMULATIVE RIGHTS, ETC. The respective rights, powers and remedies of Pledge Holder and Creditor under this Stock Pledge Agreement shall be in addition to all rights, powers and remedies given to Pledge Holder and/or Creditor by virtue of the UCC, any applicable governmental rule or regulation or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Pledge Holder's or Creditor's lien in the Pledged Securities. Pledgor waives any right to require Pledge Holder to proceed against any Person or to exhaust any Pledged Securities or to pursue any remedy in Pledge Holder's power.

      (f) INITIAL PLEDGE HOLDER. The initial Pledge Holder shall be Craig D. Burr, attorney at Law, Las Vegas, Nevada.

      (g) GOVERNING LAW. This Stock Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

      (h) SUCCESSOR PLEDGE HOLDERS. Pledge Holder may resign by the giving of notice of such resignation in writing to Creditor and Pledgor. If Pledge Holder shall die, resign or become disqualified from acting in the execution of this Agreement, Creditor shall have full power to appoint a substitute Pledge Holder who shall succeed to all the estates, rights, powers and duties of the Pledge Holder named in this Agreement. Such appointment may be executed by any authorized agent of Creditor, and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the members and/or managers of Creditor. Pledgor hereby ratifies and confirms any and all acts which the Pledge Holder named in this Agreement, or its successor or successors, shall do lawfully by virtue hereof. Should any assignment, conveyance or other instrument of any nature be required from Pledgor by any Pledge Holder or substitute Pledge Holder to more fully and certainly vest in and confirm to Pledge Holder or substitute Pledge Holder such estates, rights, powers, and duties, then, upon request by Pledge Holder or substitute Pledge Holder, any and all such deeds, conveyances and instruments shall be made, executed and acknowledged by Pledgor. Any substitute Pledge Holder appointed pursuant to any of the provisions hereof shall, without any further act, assignment or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Pledge Holder herein; but nevertheless, upon the written request of Creditor or of the substitute Pledge Holder, the Pledge Holder ceasing to act shall execute and deliver any instrument transferring to such substitute Pledge Holder, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Pledge Holder so ceasing to act, and shall duly assign, transfer and deliver all assets and moneys representing the Pledged Securities held by such Pledge Holder to the substitute Pledge Holder so appointed in such Pledge Holder's place.

      (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

      (j) FAX SIGNATURES. Facsimiles of the execution pages of this Agreement shall be considered originals of such signatures. Upon request of a party, originals of any facsimile signatures shall be mailed by overnight delivery to the requesting party within one(1)day of such request.

      (k) ARBITRATION. (i) Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim arising under or relating to this Agreement or any of the documents or transactions referred to herein or contemplated hereby or the breach thereof shall be settled by binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in English and shall occur in Las Vegas,

Nevada. There shall be three (3) arbitrators; Creditor shall designate one (1) arbitrator, Pledgor shall designate one (1) arbitrator and the third shall be chosen by Creditor and Pledgor from a list of neutral arbitrators provided by the AAA. The arbitrators designated by Creditor and Pledgor are not required to be neutral arbitrators. Creditor and Pledgor shall bear the costs of the arbitration in equal shares, subject to the right of the arbitrators to reallocate the costs in their award as provided in the AAA rules. The parties shall bear their own attorneys' fees in connection with the arbitration, subject to the right of the arbitrators to reallocate the attorney's fees in conjunction with their award. The arbitrators shall render their decision within fourteen
(14) days of the conclusion of the arbitration hearing and shall provide written reasons with findings of fact and conclusions of law. For the purpose of aiding the arbitration and/or preserving the rights of the parties during the pendency of an arbitration, the parties shall have the right to seek preliminary and/or emergency equitable relief in any court of competent jurisdiction and shall be entitled to conduct discovery in conformity with the applicable rules of civil procedure.

      (ii) In the event litigation arises concerning this Agreement (such as to enforce an arbitration award), jurisdiction and exclusive venue for such litigation shall be in a court of competent jurisdiction located in the Clark County, State of Nevada; however, the parties shall also have the right to enforce a judgment in any court of competent jurisdiction located in Clark County, State of Nevada. The prevailing party in any such litigation shall be entitled to an award of reasonable attorneys fees and costs.

      IN WITNESS WHEREOF, Pledgor, Creditor and Pledge Holder have executed and delivered this Agreement as of the day and year first above written.

                                    PLEDGOR:

                                    Raceway Ventures, LLC, a Florida
                                    limited liability company

                                    By: /S/ Steven F. Cohen
                                        --------------------
                                    Name: Steven F. Cohen
                                    Title: Authorized Member

                                    CREDITOR:

                                    ALL CAPITAL, LLC, a Nevada
                                    limited liability company

                                    By: /S/ Shawn Scott
                                        ---------------
                                    Name: Shawn Scott
                                    Title: Manager

                                    PLEDGE HOLDER:

                                    /S/Craig D. Burr
                                    ----------------
                                    Craig D. Burr